Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66115 and 333-48298) of Modine Manufacturing Company of our report dated June 6, 2001 relating to the financial statements of the Modine 401K Retirement Plan for Hourly Union Employees which appears in this Form 11-K.

s/PricewaterhouseCoopers LLP

Chicago, Illinois
June 25, 2001